UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

September 8, 2015

Date of Report (Date of earliest event reported)

MULTIMEDIA PLATFORMS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-33933	88-0319470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 East Commercial Blvd., Suite Ph-D

Fort Lauderdale, Florida 33308

(Address of principal executive offices)

(954) 440-4678

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 8, 2015, Multimedia Platforms, Inc. (the “Company”) entered into that certain membership interest purchase agreement, dated as of September 8, 2015, with Mr. Michael A. Turner (the “Seller”), the sole member of New Frontiers Media Holdings, LLC, a Delaware limited liability company (“Frontiers Media”), to purchase 100% of the membership interests of Frontiers Media (such agreement, together with all schedules, exhibits and attachments thereto, the “Purchase Agreement”). Pursuant to the Purchase Agreement, the Company paid the purchase price equal to $500,000 in cash, consisting of $250,000 payable at the Closing Date and the remaining $250,000 in the form of a Promissory Note (with interest at a rate of 4.5% per annum) payable at the earlier of March 31, 2016 or the closing of an underwritten offering of not less than $3,000,000. In addition, the Seller shall also receive an aggregate of 14,400,000 shares (the “Shares”) of the Company’s common stock, of which 3,000,000 shares of common stock shall be placed in escrow to be released upon achieving certain milestones.

The Shares were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this report and is incorporated in this report by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01. The closing of the transactions contemplated by the Purchase Agreement occurred on September 8, 2015.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the transaction contemplated by the Purchase Agreement, on September 8, 2015, the Board of Directors (the “Board”) of the Company appointed Michael A. Turner as a member of the Board and President of Media Ventures Division of the Company, effective immediately. Mr. Turner will also remain as the President and Chairman of Frontiers Media.

The biographical information regarding Mr. Turner is listed below:

Michael Turner, age 53 has 25 years of experience providing private equity, financial advisory, transactional and valuation services on over 200 transactions. In February 2014, he purchased the assets of Frontiers Media to build a niche media company with multiple platforms focused on the LGBT market. From 2005 to 2012, he was a Managing Director with The Courtney Group, a boutique merchant bank providing private equity and investment banking services. In 2008, Mr. Turner formed TL Vistas Capital Partners to focus on advising early stage and growth stage companies on strategic and financial matters. Previously he worked for eight years at Valuation Research Corporation as a Vice President, leading its West Coast practice. Mr. Turner also worked for Marshall & Stevens and for Unocal Corporation. He is trained in real estate, business analysis and valuation. Mr. Turner is an investor in a number of private companies in a wide array of industries. He is active in several companies as an investor and strategic advisor.

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Mr. Turner earned a B.A. in Economics in 1985 from the University of Colorado and an MBA in 1992 from the University of Southern California with an emphasis in finance and real estate.

On September 8, 2015, the Company entered into an employment agreement with Mr. Turner, to memorialize the terms and conditions of Mr. Turner’s employment with the Company (the “Employment Agreement”).

Under the Employment Agreement, Mr. Turner is entitled to an annual salary of $150,000 until the Company completes the closing of any underwritten offering of $3,000,000 or more, in which case, Mr. Turner’s annual salary will be increased to $250,000. Pursuant to the Employment Agreement, Mr. Turner is eligible for an annual bonus to be determined by the Board and to participate in any other incentive plans (cash or equity) and employee benefits subject to the applicable terms of such plans or arrangements.

The Employment Agreement provides for severance payments in the event the Company does not renew the Employment Agreement or the Company terminates Mr. Turner's employment without “Cause,” Mr. Turner terminates his employment for “Good Reason” (or as a result of death or Permanent Disability) (each capitalized term as defined in the Employment Agreement). Mr. Turner’s severance payment consists of a cash amount equal to the amount of base salary Mr. Turner would be entitled to based on the current year’s base salary for one year following his termination. If Mr. Turner’s employment is terminated due to non-renewal of the Employment Agreement by Mr. Turner, voluntary resignation by Mr. Turner without Good Reason or for Cause by the Company, then no severance is due to Mr. Turner under the Employment Agreement. The Employment Agreement contains restrictive covenant provisions applicable to Mr. Turner during his employment with the Company and for a specified period following his termination of employment in certain circumstances.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached as Exhibit 10.2 to this report and is incorporated in this report by reference.

Item 7.01 Regulation FD Disclosure.

On September 10, 2015, the Company issued a press release announcing the acquisition of Frontiers Media. The press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

The required audited financial statements for the acquisition of Frontiers Media are not included in this initial report. The required audited financial statements for the acquisition will be filed by amendment to this initial report no later than 71 calendar days after the date that this initial report needed to be filed.

(b) Pro forma financial information

The required pro forma financial information for the acquisition of Frontiers Media is not included in this initial report. The required pro forma financial information for the acquisition will be filed by amendment to this initial report no later than 71 calendar days after the date that this initial report needed to be filed.

(d) Exhibits.

10.1	Membership Interest Purchase Agreement by and between the Company and Michael A. Turner, dated September 8, 2015*

10.2	Employment Agreement by and between the Company and Michael A. Turner, dated September 8, 2015*

99.1	Press Release, dated September 10, 2015

* A portion of Exhibits 10.1 and 10.2 have been omitted.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA PLATFORMS, INC.

Date: September 15, 2015	By:	/s/ Robert Blair
Robert Blair
Chief Executive Officer